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                                                                 Exhibit 10.1.15

                        RELEASE AND SETTLEMENT AGREEMENT

         THIS RELEASE AND SETTLEMENT AGREEMENT (this "Agreement") is made and entered into by and between Advanced Lighting Technologies ("Advanced Lighting"
- a term which in this Agreement shall include its predecessors, related or affiliated entities, officers, directors, employees, heirs, successors, assigns, representatives, agents and counsel, unless the context otherwise clearly requires) and Steven C. Potts ("Potts").

                                   WITNESSETH:

         WHEREAS, Potts is an employee of Advanced Lighting and currently serves as Chief Financial Officer for Advanced Lighting;

         WHEREAS, Advanced Lighting and Potts have determined that Potts shall terminate his employment effective Nov 14, 2002 (the "Effective Date") subject to Paragraph 2;

         WHEREAS, Advanced Lighting and Potts desire to make provision for the payments and benefits that Potts will be entitled to receive from Advanced Lighting in consideration for Potts' obligations and actions under this Agreement and in connection with such termination and the cessation of his employment with Advanced Lighting; and

         WHEREAS, Advanced Lighting and Potts wish to resolve, settle and/or compromise any and all matters, claims and issues between them arising from or relating to Potts' service and employment with Advanced Lighting, including the termination thereof;

         NOW THEREFORE, in consideration of the promises and agreement contained herein and other good and valuable consideration, the sufficiency and receipt of which


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are hereby acknowledged, and intending to be legally bound, Advanced Lighting and Potts agree as follows:

         1. TERMINATION. Potts hereby terminates his employment with Advanced Lighting, and its related or affiliated entities, as of the Effective Date, subject to Paragraph 2. Advanced Lighting hereby consents to and accepts said termination.

         2.       PAYMENTS.

                  (a) In consideration of the promises of Potts in this Agreement and subject to the conditions hereof, including without limitation Paragraph 4 of this Agreement, Advanced Lighting shall:

                  (i) Pay Potts his current salary and fringe benefits through the Effective Date UNLESS Potts accepts other employment prior to the Effective Date, in which case Potts will be provided a severance based on his current salary rate for the period between his last day worked and the Effective Date.

                  (ii) Pay Potts an additional six months of salary starting November 1, 2002, payable in bi-weekly installments; PROVIDED that Potts has not accepted other employment and that no such payment shall be made unless and until the conditions in Paragraph 4 below have been satisfied;

                  (iii) Provide Potts executive career services through Right Management Consultants, up to a maximum of $25,000.

                  (iv) Provide Potts with payment for his unused vacation on the Effective Date.


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                  (v)      Provide Potts reimbursement of reasonable expenses
                  related to employment searches provided amounts in excess of $250 are approved in advance.

                  (b) Potts shall exercise any vested stock options within sixty (60) days of the Effective Date.

                  (c) Potts shall tender his resignation as a Director at the execution of this Agreement.

                  (d) Potts acknowledges and agrees that he has an obligation under this Agreement to provide notice Advanced Lighting at the time he accepts other employment if he accepts such other employment prior to the Effective Date or within the six-month period commencing November 15, 2002, pursuant to the provisions in Paragraph 2(a)(i) and 2(a)(ii).

                  (e) Advanced Lighting will provide Potts with the option of continuing coverage under Advanced Lighting's current medical program for the period provided in Paragraph 2(a)(ii) above. If Potts elects this option, he will make a contribution in the same amount as his current employee contribution for such coverage.

                  (f) Potts acknowledges and agrees that the consideration provided by Advanced Lighting to Potts under this Agreement, including, without limitation, the payments to be made by Advanced Lighting to Potts pursuant to this Agreement, is greater than and in addition to anything of value to which he otherwise would be entitled from Advanced Lighting as a result of his termination and that the release by Potts set forth in Paragraph 5 of this Agreement and the obligations of and actions taken by Potts under this Agreement are given and undertaken in consideration of, and adequately

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supported by, the payments and benefits to be made or provided to Potts by
Advanced Lighting under and pursuant to this Agreement.

         3. PROFESSIONAL FEES. Advanced Lighting and Potts acknowledge and agree that each shall be responsible for the payment of their respective legal fees and costs (and related disbursements) incurred in connection with Potts' termination and resignation and all matters relating to the negotiation and execution of this Agreement.

         4.       RELEASE BY POTTS.

                  (a) Potts, for himself and his dependents, successors, assigns, heirs, executors and administrators (and his and their legal representatives of every kind), hereby releases, dismisses, remises and forever discharges Advanced Lighting from any and all arbitrations, claims, including claims for attorney's fees, demands, damages, suits, proceedings, actions and/or causes of action of any kind and every description, whether known or unknown, which Potts now has or may have had for, upon, or by reason of any cause whatsoever (except that this release shall not apply to the obligations of Advanced Lighting arising under this Agreement) ("claims"), against Advanced Lighting, including but not limited to:

                  (i) any and all claims arising out of or relating to Potts' employment by or service with Advanced Lighting and his termination from Advanced Lighting;

                  (ii) any and all claims of discrimination, including but not limited to claims of discrimination on the basis of sex, race, age, national origin, marital status, religion or handicap, including, specifically, but without limiting the generality of the foregoing, any claims under the Age

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                  Discrimination in Employment Act, as amended by the Older
                  Workers Benefits Protection Act, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, Ohio Revised Code Section 4101.17 and Ohio Revised Code Chapter 4112, including Sections 4112.02 and 4112.99 thereof; and

                  (iii) any and all claims of wrongful or unjust discharge or breach of any contract or promise, express or implied, or any statutory or common law claim.

                  (b) Potts understands and acknowledges that Advanced Lighting does not admit any violation of law, liability or invasion of any of his rights and that any such violation, liability or invasion is expressly denied. The consideration provided under this Agreement is made for the purpose of settling and extinguishing all claims and rights (and every other similar or dissimilar matter) that Potts ever had or now may have against Advanced Lighting to the extent provided in this Paragraph 4. Potts further agrees and acknowledges that no representations, promises or inducements have been made by Advanced Lighting other than as appear in this Agreement.

                  (c)      Potts further agrees and acknowledges that;

                  (i) The release provided for in this Paragraph 4 releases claims to and including the date of this Agreement;

                  (ii) He has been advised by Advanced Lighting to consult with legal counsel prior to executing this Agreement and the release provided for in this Paragraph 4, has had an opportunity to consult with and to be advised by legal counsel of his choice, fully understands the terms of this

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                  Agreement, and enters into this Agreement freely, voluntarily and intending to be bound;

                  (iii) He has been given a period of twenty-one (21) days to review and consider the terms of this Agreement, and the release contained herein, prior to its execution and that he may use as much of twenty-one (21) day period as he desires; and

                  (iv) He may, within seven (7) days after execution, revoke this Agreement. Revocation shall be made by delivering a written notice of revocation to the Human Resources Director at Advanced Lighting. For such revocation to be effective, written notice must be actually received by the Human Resources Director at Advanced Lighting no later than the close of business on the seventh (7th) day after Potts executes this Agreement, all of the terms and conditions of the Agreement shall be of no force and effect and Advanced Lighting shall not have any obligation to make payments or provide the benefits to Potts as set forth in Paragraph 2 of this Agreement.

                  (d) Potts agrees that he will never file a lawsuit or other complaint asserting any claim that is released in this Paragraph 4.

                  (e) Potts waives and releases any claim that he has or may have to reinstatement.

         5. RETURN OF ALL PROPERTY AND DOCUMENTS. At Effective Date, Potts immediately will return to Advanced Lighting all property of Advanced Lighting including all keys to Advanced Lighting's premises or property, all documents (including copies)

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and information, however maintained (including computer files, tapes and recordings), concerning Advanced Lighting or acquired by Potts in the course and scope of his services to Advanced Lighting under this Agreement.

         6.       CONTINUED AVAILABILITY AND COOPERATION.

                  (a) Potts shall retain responsibility related to the fiscal year ending June 30, 2002, including, but not limited to the external audit and SEC 10K reporting.

                  (b) Potts shall cooperate fully with Advanced Lighting and with Advanced Lighting's counsel in connection with any present and future actual or threatened litigation or administrative proceeding involving Advanced Lighting that relates to events, occurrences or conduct occurring (or claimed to have occurred) during the period of Potts' employment by Advanced Lighting. This cooperation by Potts shall include, but not be limited to:

                  (i) making himself reasonably available for interviews and discussions with Advanced Lighting's counsel as well as for depositions and trial testimony;

                  (ii) if depositions or trial testimony are to occur, making himself reasonably available and cooperating in the preparation therefore as and to the extent that Advanced Lighting or Advanced Lighting's counsel reasonably requests;

                  (iii) refraining from impeding in any way Advanced Lighting's prosecution or defense of such litigation or administrative proceeding; and

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                  (iv) cooperating fully in the development and presentation of
                  Advanced Lighting's prosecution or defense of such litigation or administrative proceeding.

                   (c) Potts shall be reimbursed by Advanced Lighting for reasonable travel, lodging, telephone and similar expenses incurred in connection with such cooperation, which Advanced Lighting shall reasonably endeavor to schedule at times not conflicting with the reasonable requirements of any future employer of Potts, or with the requirements of any third party with whom Potts has a business relationship that provides remuneration to Potts. Potts shall not unreasonably withhold his availability for such cooperation.

         7. INDEMNIFICATION. Advanced Lighting will defend, indemnify and hold harmless Potts for any claim, action, lawsuit, or proceeding (whether civil, criminal, administrative, or investigative), which is brought against Potts by reason of his employment for Advanced Lighting or because of any acts taken by Potts on behalf of Advanced Lighting and within the scope of his employment.

         8.       SUCCESSORS AND BINDING AGREEMENT.

                  (a) This Agreement shall be binding upon and inure to the benefit of Advanced Lighting and any successor of or to Advanced Lighting, but shall not otherwise be assignable or delegable by Advanced Lighting.

                  (b) This Agreement shall be binding upon and inure to the benefit of Potts' personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

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                  (c)      This Agreement is personal in nature and none of the
parties hereto shall, without the consent of the other parties, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in subparagraphs (a) and (b) of this Paragraph 7.

                  (d) This Agreement is intended to be for the exclusive benefit of the parties hereto, and except as provided in subparagraphs (a) and
(b) of this Paragraph 7, no third party shall have any rights hereunder.

         9.       NON-DISCLOSURE; STATEMENTS TO THIRD PARTIES.

                  (a) Except to the extent that this Agreement or the terms hereof become publicly known or available because of a legally mandated requirement, all provisions of this Agreement and the circumstances giving rise hereto are and shall remain confidential and shall not be disclosed to any person not a party hereto (other than each party's attorney, financial advisor and/or tax advisor to the extent necessary for such advisor to render appropriate legal, financial and tax advice), except as necessary to carry out the provisions of this Agreement, and except as may be required by law.

                  (b) Because the purpose of this Agreement is to settle amicably any and all potential disputes or claims among the parties, neither Potts nor Advanced Lighting shall, directly or indirectly, make or cause to be made any statements to any third parties criticizing or disparaging the other or commenting on the character or business reputation of the other. Potts further hereby agrees not (1) to comment to others concerning the status, plans or prospects of the business of Advanced Lighting as of the Effective Date, or (2) to engage in any act or omission that would be

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detrimental, financially or otherwise, to Advanced Lighting, or that would subject Advanced Lighting to public disrespect, scandal or ridicule.

         10. NOTICES. For all purposes of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, addressed to Advanced Lighting (to the attention of the Human Resources Director at its principal executive offices and
to Potts at his principal residence,                   , Ohio       , or to
such other address as any party may have furnished to the other in writing and in accordance herewith. Notices of change of address shall be effective only upon receipt.

         11. MISCELLANEOUS. The death or disability of Potts following the execution of this Agreement shall not affect or revoke this Agreement or any of the obligations of the parties hereto. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Potts and Advanced Lighting. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by any of the parties that are not set forth expressly in this Agreement and every one of them (if, in fact, there have been any) is hereby terminated without liability or any other legal effect whatsoever.

         12. BREACH AND REMEDIES. In the event it is determined by a court of competent jurisdiction that a party has breached any of its obligations under this

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Agreement, the party aggrieved by such breach shall be entitled to recover reasonable costs and attorneys' fees arising from any such breach in addition to any other damages to which he or it may be entitled.

         13. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter.

         14. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws of such state.

         15. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall nevertheless remain in full force and effect.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

         17. CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used herein are for convenience and are not part of this Agreement and shall not be used in construing it.

         18. FURTHER ASSURANCES. Each party hereto shall execute such additional documents, and do such additional things, as may be reasonably be requested by the other party to effectuate the purposes and provisions of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have had an opportunity to review the foregoing and have executed this Agreement, voluntarily and without duress, as of the date first above written.

         5/29/02                                              5/29/02
---------------------------------          -----------------------------------
DATE                                       DATE


/s/  Kenneth Hawley                         /s/ Steven C. Potts
---------------------------------          -----------------------------------
AGENT OF ADVANCED LIGHTING                  EMPLOYEE - STEVEN C. POTTS
TECHNOLOGIES



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